PRICING SUPPLEMENT NO. 53 (REVISED)                             Rule 424(b)(3)
DATED: April 2, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                  Floating Rate Notes        Book Entry Notes
$45,000,000                        [x]                        [x]

Original Issue Date:               Fixed Rate Notes           Certificated Notes
April 7, 1998                      [_]                        [_]


Maturity Date:                     CUSIP#: 073928 AM 5
April 7, 1999

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:



                                        Optional         Optional
                   Redemption           Repayment        Repayment
Redeemable On      Price(s)             Date(s)          Price(s)
-------------      ----------           ---------        ---------

N/A                N/A                  N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[x]         Treasury Rate                   Interest Reset Period: Weekly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.60%

* Weekly on each Tuesday, or the day following the Treasury auction.

**       7/7/98, 10/7/98, 1/7/99 and 4/7/99.

*** The three-month Treasury rate on April 6, 1998 plus 60 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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